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                                                                      Exhibit 21


     United Dominion Realty Trust, Inc. has the following subsidiaries, all of which are wholly owned except United Dominion Realty, L.P. and Heritage Communities L.P. United Dominion Realty Trust, Inc. owns general and limited partnership interests in United Dominion Realty, L.P. and Heritage Communities L.P., as of December 31, 2003, constituting 92.2% and 92.3%, respectively, of the aggregate partnership interest.

                                                       STATE OF INCORPORATION
             SUBSIDIARY                                    OR ORGANIZATION
             ----------                                ----------------------

AAC Funding II, Inc.                                          Delaware
AAC Funding IV LLC                                           California
AAC Funding IV, Inc.                                          Delaware
AAC Funding Partnership II                                    Delaware
AAC Funding Partnership III                                   Delaware
AAC Seattle I, Inc.                                           Delaware
AAC Vancouver I, L.P.                                        Washington
AAC/FSC Crown Pointe Investors, LLC                          Washington
AAC/FSC Hilltop Investors, LLC                               Washington
AAC/FSC Seattle Properties, LLC                               Delaware
ASR Investments Corporation                                   Maryland
ASR of Delaware LLC                                           Delaware
American Apartment Communities Holdings, Inc.                 Delaware
CMP-1, LLC                                                    Delaware
Coastal Anaheim Properties, LLC                               Delaware
Coastal Long Beach Properties, LLC                            Delaware
Coastal Monterey Properties LLC                               Delaware
FMP Member, Inc.                                              Delaware
Fountainhead Apartments Limited Partnership                     Ohio
Governour's Square of Columbus Co.                              Ohio
Heritage Communities L.P.                                     Delaware
Heritage - Pacific South Center, L.L.C.                        Arizona
Inlet Bay at Gateway, LLC                                     Delaware
Jamestown of St. Matthews Limited Partnership                   Ohio
Northbay Properties II, L.P.                                 California
Parker's Landing Venture I                                     Florida
Parker's Landing Venture II                                    Florida
Polo Chase Venture Limited Partnership                        Delaware
Regency Park, L.P.                                             Indiana
SWPT II Arizona Properties, Inc.                               Arizona
Sunset Company                                                  Ohio
The Commons of Columbia, Inc.                                 Virginia
Trilon Townhouses, LLC                                  District of Columbia
Town Square Commons, LLC                                District of Columbia
UDR Arizona Properties, LLC                                   Virginia
UDR Aspen Creek, LLC                                          Virginia
UDR California GP, LLC                                        Delaware
UDR California Properties, LLC                                Virginia
UDR Calvert, LLC                                              Delaware
UDR Developers, Inc.                                          Virginia
UDR Florida Properties, LLC                                   Virginia
UDR Harbor Greens, L.P.                                       Delaware
UDR Holdings, LLC                                             Virginia
UDR Huntington Vista, L.P.                                    Delaware
UDR Lakeside Mills, LLC                                       Virginia


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                                                       STATE OF INCORPORATION
             SUBSIDIARY                                    OR ORGANIZATION
             ----------                                ----------------------

UDR Maryland Properties, LLC                                  Virginia
UDR Midlands Acquisition, LLC                                 Delaware
UDR Ohio Properties, LLC                                      Virginia
UDR Out-Performance I, LLC                                    Virginia
UDR Out-Performance II, LLC                                   Maryland
UDR Pinebrook, L.P.                                           Delaware
UDR Presidential Greens, L.L.C.                               Delaware
UDR Ridgewood (I) Townhomes, LLC                              Virginia
UDR Ridgewood (II) Garden, LLC                                Virginia
UDR South Carolina Trust                                      Maryland
UDR Texas Properties I, LLC                                   Delaware
UDR Texas Properties II, L.P.                                 Delaware
UDR Texas Properties, L.P.                                    Delaware
UDR Trillium Holdings, Inc.                                   Virginia
UDR Ventures I, LLC                                           Delaware
UDR Virginia Properties, LLC                                  Virginia
UDR Western Residential, Inc.                                 Virginia
UDR Windjammer, L.P.                                          Delaware
UDR/AEGON Development Venture I, LLC                          Delaware
UDR of NC, Limited Partnership                             North Carolina
UDR of Tennessee, L.P.                                        Virginia
UDRT of Alabama, Inc.                                          Alabama
UDRT of Delaware 4 LLC                                        Delaware
UDRT of Virginia, Inc.                                        Virginia
United Dominion Realty, L.P.                                  Delaware
United Dominion Realty II, L.P.                               Maryland
United Dominion Residential Ventures, L.L.C.                  Virginia
United Dominion Residential, Inc.                             Virginia
Waterside Towers, L.L.C.                                      Delaware
Windemere at Sycamore Highlands, LLC                          Delaware
Winterland San Francisco Partners                            California
Woodlake Village, L.P.                                       California